Exhibit 10.12

Books of Council and Session

Extract Registered 28 Oct 2015

ASSIGNATION AND VARIATION

ALERE TECHNOLOGIES LIMITED

LUMIRA LIMITED

Registers of Scotland

AT EDINBURGH the Twenty Eighth day of October Two thousand and fifteen the Deed hereinafter reproduced was presented for registration in the Books of the Lords of Council and Session for preseJVation and execution and is registered in the said’Books as follows:-

ASSIGNATION AND VARIATION

between

ALERE TECHNOLOGIES LIMITED incorporated under the Companies Acts (Registered Number • SC277069) and having their Registered Office at Lower Ground Floor, BioReliance Building, Stirling University Innovation Park, Stirling, FK9 4NP (“Assignors”)

LUMIRA LTD incorporated under the Companies Acts (Registered Number 09206123) and having their Registered Office at 2 Temple Back East Temple Quay, Bristol, United Kingdom, BS1 6EG (“Assignees”)

with the consent of the Landlords

ASHTENNE INDUSTRIAL FUND NOMINEE NO. 1 LIMITED, incorporated under the Companies Acts (Registered Number 4222564) and having their Registered Office at 1 Poultry, London, EC2R 8EJ and ASHTENNE INDUSTRIAL FUND NOMINEE NO. 2 LIMITED, incorporated under the Companies Acts (Registered Number 4222573) and having their Registered Office at 1 Poultry, . London, aforesaid, as Trustees for THE ASHTENNE INDUSTRIAL FUND LIMITED PARTNERSHIP, a Limited Partnership under Number LP7663 whose principal place of business is at 1 Poultry, London, aforesaid (“Landlords”).

WHEREAS:

(A)	The Landlords are the landlords under the Lease;

(B)	The Assignors are the tenants under the Lease;

(C)	The Parties have agreed that the Assignors will assign, and the Assignees will accept an assignation of, the tenants interest under the Lease with effect from the Date of Entry.

IT IS AGREED as follows:

1.	Definitions and Interpretation

In this Deed:

“Assignation” means this Assignation and Variation;

“Date of Entry” means

“Landlords” means the party designed as landlords in the Assignation and includes where the context so requires their successors as landlords under the Lease;

“Lease” means the lease between the Landlords and the Assignors dated 10 November 2010 and 27 January 2011 and registered in the Books of the Lords of Council and Session on the Seventh day of February, Two Thousand and Eleven;

“Licence for Works” means the licence for works between the Landlords and the Assignors dated 15 November 2010.and 27 January 2011 and registered in the Books of the Lords of Council and Session on the Seventh day of February, Two Thousand and Eleven;

“Parties” means the Assignors and the Assignees and the Landlord;

“Property” means Unit 3A Dumyat Business Park, Alloa, FK10 2BP being the subjects more particularly described in the Lease;

“Schedule” means the schedule annexed to the Assignation.

2.	Assignation

The Assignors for no consideration assign to the Assignees the tenants’ interest under the Lease of the Property with entry on the Date of Entry.

3.	Assignees’ Obligations

The Assignees will pay to the Landlords the whole rents and others stipulated in the Lease to be paid by the tenants and will perform, implement and observe the whole other terms, conditions and obligations contained in the Lease so far as incumbent on the tenants under the Lease and whether arising prior to, on or after the Date of Entry until the expiry or otherwise termination of the Lease.

4.	Assignors’ Obligations

The Assignors Obligations will free and relieve the Assignees of the whole rents and others stipulated in the Lease to be paid by the tenants prior to the Date of Entry in terms of the Lease.

5.	Variations

The Parties agree that the Lease will be varied in accordance with the provisions of Part 1 of the Schedule with effect from the Date of Entry. The variations will be binding on the parties to the Lease from time to time.

6.	License for Works

6.1

Without prejudice to the generality of the provisions of Clauses 3 and 4 of this Agreement, the I Parties agree that the Assignors shall not be required to carry out any interim dilapidation works to the Property in terms of the Lease (including any in relation to the fitting out works detailed in the Licence for Works) on or prior to the Date of Entry or pay the Landlords a sum in lieu of carrying out any such interim dilapidation works but declaring, for the avoidance of doubt, that the foregoing shall not prejudice the Landlords’ ability to require the Assignees to carry out any dilapidation works or may payment of any such sums;

6.2

In questions between the Assignors and the Assignees only, the Assignors shall leave the fitting out works detailed in the Licence for Works in the Property as at the Date of Entry without payment due to or by the Assignors therefor but declaring, for the avoidance of doubt that the foregoing shall npt prejudice the Landlords’ ability to require reinstatement of any works in accordance with the Lease and/ or the Licence for Works at the expiry or sooner termination of the Lease; and

6.3

In questions between the Assignors and the Assignees only, the Assignees accept the Property as at the Date of Entry with the Assignors’ fitting out works as detailed in the Licence for Works In place and that in the condition they are in as at the Date of Entry and that without payment to or by the Assignors and the Assignees free and relieve the Assignors of any claim, costs, demands or liability in respect of the fitting out works as detailed in the Licence for Works with effect from the Date of Entry.

7.	Costs

7.1

Each of the Parties will bear their own costs and expenses except that the Assignors will pay within five working days after written demand the sum of £750 in respect of the costs and expenses of the Landlords in connection with this Assignation, regardless of whether the transaction proceeds to completion or not.

7.2

The Assignees will pay within five working days after written demand the costs of registering this Assignation in the Books of Council and Session and obtaining four extracts (one for the Assignors, one for the Assignees and two for the Landlords).

8.	Warrandice/Possession

The Assignors grant warrandice and give to the Assignees vacant possession of the Property with effect from the Date of Entry.

9.	Landlords’ Consent

The Landlords consent to this Assignation and, with effect from the Date of Entry, discharge the Assignors from ail liability for the obligations incumbent on the tenants in respect of the Lease.

10.	Former Notices

The Parties agree that any termination notice served previous in respect of the Lease shall be deemed to be non pro scripto.

11.	Consent to Registration

The Parties consent to the registration of this Assignation for preservation and execution: IN WITNESS WHEREOF these presents consisting of this and the preceding two pages together with the Schedule annexed are executed as follows:

SIGNED for and on behalf of Alere Technologies Limited:

At: Bedford

On: 9 October 2015

Two Thousand and Fifteen

/s/ [ILLEGIBLE]
Director/Secretary

SIGNED for and on behalf of Lumira Ltd:

Two Thousand and Fifteen

/s/ P Weld

P. Weld
Director/Authorized Signatory

SIGNED for and on behalf of Ashtenne Industrial Fund Nominee No. 1 Limited:

At: London

On: 14 October 2015

Two Thousand and Fifteen

/s/ Janine Anne McDonald

/s/ Richard Phillip Lowes

Janine Anne McDonald, Director
Richard Phillip Lowes, Director

Director/Secretary

Registers of Scotland

This is the Schedule referred to in the foregoing Assignation and Variation between Alere Technologies Limited and Lumira Ltd with the consent of the Trustees of the Ashtenne Industrial Fund Limited Partnership.

Part 1

Variations to Lease

1.	The Lease shall be extended until 25 October 2020, subject to the Break Option outlined at Clause 3 below.

2.	The rent shall be varied as follows:

2.1	From 25 October 2015 to 24 October 2016, both dates inclusive—£45,000 per annum (excluding VAT);

2.2	From 25 October 2016 to .24 October 2017, both dates inclusive—£50,000 per annum (excluding VAT); and,

2.3	From 25 October 2017 to 25 October 2020, both dates inclusive—£60,000 per annum (excluding VAT).

3.	Break Option

For so long as the said Lumira Ltd remain the tenants under the Lease, Lumira Ltd shall be entitled (but not bound) to terminate the Lease with effect from 24 October 2018, subject always to (a) Lumira Ltd having first served no less than six months prior written notice of their intention to do so on the Landlords, and (b) Lumira Ltd paying to the Landlord simultaneously with service of such notice (in cleared funds) the sum of TEN THOUSAND POUNDS (£10,000) STERLING and any VAT in addition thereto (“the Break Sum”), time being of the essence in respect of such notice and payment of the Break Sum and declaring that if notice is not served or payment not made timeously as aforesaid then the Tenant shall cease to be entitled to terminate as at 24 October 2018.

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]
Lumira Ltd

/s/ P. Weld

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]

And the said Lords grant Warrant for lawful execution hereon.

EXTRACTED by me having commission to that effect from the Keeper of the Registers of Scotland.

MINUTE OF VARIATION AND

EXTENSION OF LEASE

between

THE ASHTENNE INDUSTRIAL FUND LP

and

LUMIRADX UK LTD

Subjects: Unit 3A Dumyat Business Park, Alloa

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2

2.	EXTENSION OF PERIOD OF LEASE	4

3.	RENT	4

4.	RENTREVIEW	4

5.	RATIFICATION OF LEASE	6

6.	EXPENSES	6

7.	CONTRACT (THIRD PARTY RIGHTS) (SCOTLAND) ACT 2017	7

8.	CONSENT TO REGISTRATION	7

MINUTE OF VARIATION AND EXTENSION OF LEASE

between

ASHTENNE INDUSTRIAL FUND NOMINEE NO.1

LIMITED, incorporated under the Companies Acts (registered number 4222564) and having its registered office at 1st Floor Pegasus House, 37-43 Sackville Street, London WIS 3DL and ASHTENNE INDUSTRIAL FUND NOMINEE NO.2 LIMITED, incorporated under the Companies Acts (registered number 4222573) and having its registered office at 1st Floor Pegasus House, 37-43 Sackville Street, London WIS 3DL aforesaid as trustees for THE ASHTENNE INDUSTRIAL FUND LIMITED PARTNERSHIP, a limited partnership registered under the Limited Partnerships Act 1907 (registered number LP007663) and having its principal place of business at 1st Floor Pegasus House, 37-43 Sackville Street, London WIS 3DL and includes where the context so requires its successors as Landlord under the Lease (“Landlord”)

and

LUMIRADX UK LTD, a company incorporated in England & Wales with number 09206123 and having its registered office at 3 More London Riverside, London SEl 2AQ and includes where the context so requires its permitted successors as Tenant under the Lease (“Tenant”)

BACKGROUND:

A	The Landlord is the landlord under the Lease.

B	The Tenant is the tenant under the Lease.

C	The parties have agreed that the Lease shall be amended as herein provided.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Minute unless the context otherwise requires:

“CPI” means the consumer price index compiled and published in the monthly digest of statistics issued by the Office for National Statistics provided that (a) if after the date on which any calculation is carried out using CPI the bases of computation of the index shall have changed from that subsisting at the date of the last such calculation, any official reconciliation between the two bases of computation published by the Office for National Statistics shall be binding upon the parties and in the absence of such official reconciliation, such adjustment shall be made to the figure of the index on the date of any such calculation to make it correspond as nearly as possible to the previous method of computation and any such adjusted figure shall be considered for the purposes of this Lease to the exclusion of the actual published figure and any dispute regarding such adjustment shall be referred to an Independent Chartered Accountant, and (b) if the CPI ceases to exist, there shall be substituted for it such other reasonably equivalent index or means of indexation as the parties shall agree or, failing agreement, as shall be determined by the Independent Chartered Accountant, in each case whose decision shall be final and binding on the parties;

“Date of Extension” means 25 October 2020 notwithstanding the date or dates hereof;

“Independent Chartered Accountant” means an independent chartered accountant to be agreed between the Landlord and the Tenant, acting reasonably, or, failing agreement, nominated on application by either party by the President (or other senior office holder) of the Institute of Chartered Accountants of Scotland;

“Lease” means the lease of the Premises between The Ashtenne Industrial Fund Limited Partnership and Alere Technologies Limited dated 15 November 2010 and 27 January 2011 and registered in the Books of Council and Session on 7 February 2011, as subsequently varied and / or supplemented by (i) Rent Deposit Agreement between Alere Technologies Limited and The Ashtenne Industrial Fund Limited Partnership dated 15 November 2010 and 27 January 2011 and registered in the Books of Council and Session on 7 February 2011, (ii) Guarantee by Alere UK Holdings Limited in favour of The Ashtenne Industrial Fund LP dated 26 October 2010 and 27 January 2011 and registered in the Books of Council and Session on 7 February 2011, (iii) Licence for Works between Ashtenne Industrial Fund Limited Partnership and Alere Technologies Limited dated 15 November 2010 and 27 January 2011 registered in the Books of Council and Session on 7 February 2011, (vi) Assignation and Variation between Alere Technologies Ltd and Lumira Limited (with consent of The Ashtenne Industrial Fund Partnership) dated 9 and 14 October 2015 and registered in the Books of Council and Session on 28 October 2015, and (v) Deposit Agreement between The Ashtenne Industrial Fund Limited Partnership and Lumira Limited dated 6 August and 14 October 2015 and registered in the Books of Council and Session on 28 October 2015;

“Minute” means this minute of variation and extension of lease;

“Premises” means the subjects known as Unit 3A Dumyat Business Park, Alloa, as more particularly described in the Lease;

“VAT” means value added tax chargeable under the VAT legislation or any identical or substantially similar tax which may replace such VAT; and

“VAT legislation” means the Value Added Tax Act 1994 and all other (if any) legislation, orders or regulations relating to the payment of VAT.

1.2	Interpretation

In this Minute unless inconsistent with the subject matter or the context:

(a)	words importing any one gender shall include all genders;

(b)	words importing the singular number shall include the plural number and vice versa;

(c)

where at any time there are two or more persons included in the expression “the Tenant”, obligations contained in this Minute which are expressed to be made by the Tenant shall be binding jointly and severally on them and their respective executors and representatives whomsoever without the necessity of discussing them in their order but not so as to imply any continuing obligations on the outgoing party following completion of a permitted assignation of the tenant’s interest in the Lease;

(d)	words importing persons include firms, companies and bodies corporate and vice versa;

(e)

references to this Minute or to any other document shall be construed as reference to this Minute or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time;

(f)	reference to the parties shall be construed as reference to the parties to this Minute at that time;

(g)	the contents page and the headings in this Minute are for reference only and shall not affect construction.

2.	EXTENSION OF PERIOD OF LEASE

2.1

Subject to the terms of clause 2.2 of this Minute, the Lease shall continue for a further period of 10 years from the Date of Extension to and including 24 October 2030 and all references in the Lease to the “Duration of this Lease” shall be deemed to be in respect of the period from 25 October 2010 to and including 24 October 2030.

2.2

The Tenant shall be entitled to terminate this Lease on 25 October 2025 by serving not less than six months’ prior written notice on the Landlord and to that effect (as to which notice time shall be of the essence). Such termination shall be without prejudice to any outstanding claim which the Landlord may have against the Tenant in respect of any breach of the Tenant’s obligations in terms of this Lease.

3.	RENT

3.1	The Landlord and the Tenant agree that from the Date of Extension, the annual rent payable under the terms of the Lease shall be:

(a)

for the period of two years commencing on the Date of Extension, to and including the day preceding the second anniversary of the Date of Extension, the sum of SIXTY THOUSAND POUNDS (£60,000) (exclusive of VAT)per annum; and

(b)	thereafter from the second anniversary of the Date of Extension, the sum of SIXTY FOUR THOUSAND POUNDS (£64,000) (exclusive of VAT) per annum.

3.2	The annual rent payable shall be subject to review on 25 October 2025 in accordance with the terms of clause 4 of this Minute.

4.	RENT REVIEW

4.1	With effect from 25 October 2025 (the “Review Date”), the yearly rent provided for in the Lease shall be increased to such an amount as shall be the greater of:

(a)	the yearly amount of the rent payable by the Tenant to the Landlord immediately before the Review Date; and

(b)	the Reviewed Rent (as defined in Clause 4.2 of this Minute).

4.2	“Reviewed Rent” shall be the amount which at the Review Date is the figure for “RS” which is the product of the following formulae, where the calculations are carried out consecutively:-

Rl =AxBl/C

R2 = Rl x B2/Bl

R3 = R2 x B3/B2

R4 = R3 x B4/B3

RS = R4 x B5/B4

where (subject to the PROVISO aftermentioned):-

A = the yearly amount of the rent payable by the Tenant to the Landlord immediately before the Review Date;

C = the CPI figure for the date occurring two months prior to the Date of Extension;

B1 = the CPI figure for the date occurring two months prior to the first anniversary of the Date of Extension;

B2 = the CPI figure for the date occurring two months prior to the second anniversary of the Date of Extension;

B3 = the CPI figure for the date occurring two months prior to the third anniversary of the Date of Extension;

B4 = the CPI figure for the date occurring two months prior to the fourth anniversary of the Date of Extension;

BS = the CPI figure for the date occurring two months prior to the fifth anniversary of the Date of Extension;

PROVIDED THAT that:

(a)

in each and any case where the figure produced by Bl/C or B2/Bl or B3/B2 or B4/B3 or B5/B4 is more than 1.04, then 1.04 shall be substituted for the relevant figure and where the figure produced by B1/C or B2/B1 or B3/B2 or B4/B3 or BS/B4 is less than 1.01, then 1.01 shall be substituted for the relevant figure; and

(b)

in the event that the Reviewed Rent has not been agreed or determined by the date falling three months after the Review Date then the matter shall be decided by the Independent Chartered Accountant (who shall act and be deemed to act as an expert and not as an arbitrator) and the decision of the Independent Chartered Accountant shall be binding on the parties.

(c)

If by the Review Date the amount of the Reviewed Rent has not been agreed between the Landlord and the Tenant or determined as aforesaid then in respect of the intervening period the Tenant shall continue to pay to the Landlord in manner hereinbefore provided the rent at the yearly rate payable immediately before the Review Date.

(d)

On the date of agreement or determination of the Reviewed Rent there shall be due as a debt payable by the Tenant to the Landlord (without any requirement for any demand therefor by the Landlord) as arrears of rent an amount equal to the difference between the revised rent and the rent actually paid and apportioned on a daily basis in respect of the Interval together with interest at base rate on such amount from the Review Date.

4.3

If at the Review Date the Landlord shall be obliged legally or otherwise to comply with any Act of Parliament dealing with the control of rent and which shall restrict or modify the Landlord’s right to revise the rent or which shall restrict the right of the Landlord to demand or accept payment of the full amount of the rent payable then the Landlord shall on each occasion that any such enactment is removed, relaxed or modified, be entitled on giving not less than three months’ notice in writing to the Tenant expiring after the date of each such removal, relaxation or modification to introduce an intermediate Review Date.

4.4

As soon as the amount of rent payable by the Tenant to the Landlord with effect from the Review Date has been agreed or ascertained (and if required by the Landlord so to do) the parties hereto will at the expense of the Tenant forthwith execute a separate memorandum specifying the yearly amount of the revised rent and all LBTT (if any) payable in respect thereof and the cost of registration of the said memorandum and of three extracts (two being for the Landlord’s purposes) shall be borne and paid for by the Tenant.

4.5

It is expressly agreed that acceptance by the Landlord at any time after the Date of Review of (or demand by the Landlord at any such time for) rent at the yearly rate payable immediately before such Review Date shall not be regarded as acceptance by the Landlord that such rent represents the revised as from such Review Date or as a waiver of or personal bar on the right of the Landlord to set in motion at any time after the Review Date the machinery for review of rent or to collect the revised rent as and from such Review Date all as hereinbefore provided for.

5.	RATIFICATION OF LEASE

Except as expressly altered or varied in this Minute the whole provisions of the Lease shall remain in full force and effect and the Landlord and the Tenant confirm the whole clauses, tenor and content of the Lease. Variation of the Lease in accordance with this Minute shall be without prejudice to any rights and claims available to either party in respect of any antecedent breach of such parties’ obligations in terms of the Lease.

6.	EXPENSES

The Landlord and the Tenant will each bear their own costs and expenses in connection with the preparation and completion of this Minute.

7.	CONTRACT (THIRD PARTY RIGHTS) (SCOTLAND) ACT 2017

This Minute does not create any rights in favour of third parties under the Contract (Third Party Rights) (Scotland) Act 2017 to enforce or otherwise invoke any provision of this Minute.

8.	CONSENT TO REGISTRATION

The parties consent to the registration of this Minute for preservation and execution: IN WITNESS WHEREOF these presents typewritten on this and the five preceding pages are executed as follows:

SUBSCRIBED for and on behalf of the said ASHTENNE INDUSTRIAL FUND NOMINEE NO.1 LIMITED:

At: Edinburgh
On: 16 October 2019
By:	/s/ Derek Heathwood
Full Name: Derek Heathwood

Before this witness:

Witness:	/s/ Carolyne Hair
Full Name: Carolyne Hair
Address:

SUBSCRIBED for and on behalf of the said ASHTENNE INDUSTRIAL FUND NOMINEE N0.2 LIMITED:

At: Edinburgh
On: 16 October 2019
By:	/s/ Derek Heathwood
Full Name: Derek Heathwood

Before this witness:

Witness:	/s/ Carolyne Hair
Full Name: Carolyne Hair
Address:

SUBSCRIBED for and on behalf of the said LUMIRADX UK LTD:

At: Stirly
On: 10 October 2019
By:	/s/ David Scott
Full Name: David Scott

Before this witness:

Witness:	/s/ Carolyne Hair
Full Name: Carolyne Hair
Address: